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Allstate Life Insurance Company                 Application for
MAIL:                                           PutnamAllstate variable annuities
Putnam Allstate Support Services                Issued by Allstate Life Insurance Company.
P.O. Box 94036
Palatine, IL 60094-4036
1-800-390-1277 o fax: 847-326-6661


 SELECT                                 ADVISOR  ADVISOR PLUS ADVISOR PREFERRED
PRODUCT                                                         Package I  Package II  Package III

FOR BROKER USE ONLY:                    Program A Program A     Program B Program C (available only with
                                        Program B Program B                         Packages II and III)
                                        Program C Program C
                                        Program D

________________________________________________________________________________________________________
OWNER                           __________________________________      __________________
If no Annuitant is              Name                                    SS#/TIN
specified in Section 4,         __________________________________      __________________
the                             Street Address                          Date of birth
Owner will be                   __________________________________      _Male _Female _Trustee _CRT
the Annuitant.                  City                  State Zip
Month Day Year                                                          Phone#______________
________________________________________________________________________________________________________
JOINT OWNER                     __________________________________      __________________
(If any)                        Name                                    SS#/TIN
                                __________________________________                     ___  __   __
                                Relationship to Owner                   Date of birth Month Day Year
                                                                        __Male
                                                                        __Female
________________________________________________________________________________________________________
ANNUITANT                       _________________________________       ______________________________
Complete only if different from Name                                    SS#/TIN
the Owner in Section 2.         ___________________________________                     __   __  __
                                Street Address                          Date of birth Month Day Year
CO-ANNUITANT                    ____________________________________    __Male
OPTION                          City            State   Zip             __Female
Available only for IRAs.
Owner and co-annuitant
must be under age 80.           __________________________________
Must be spouse of owner         Name
and sole beneficiary.
_______________________________________________________________________________________________________
BENEFICIARY(IES)
        _________________________________________________________________________
        Primary Name            Relationship to Owner                  Percentage
        _________________________________________________________________________
        Primary Name            Relationship to Owner                  Percentage
        _________________________________________________________________________
        Primary Name            Relationship to Owner                  Percentage
        _________________________________________________________________________
        Contingent Name(s)      Relationship to OwnerP                 Percentage
_____________________________________________________________________________________

TYPE OF PLAN    __ Nonqualified __ Traditional IRA  __SEP-IRA  __Roth IRA  __401(k) __401(a) __403(b)
                __Other________________________________
                Tax year for which IRA contribution is being made____________

__________________________________________________________________________________________________________

SOURCE OF       __Initial Payment  __Transfer  __Rollover  __1035 Exchange
FUNDS


PA146                                                                              PAGE 1 OF 4
                                                                                   8/02


 _________________________________________________________________________________________________________________________________

INVESTMENT SELECTION AND PROGRAMS
Please check selected investment choice(s) and indicate whole percentage allocations in the initial payment allocation column. If electing the DCA, Interest Averaging, or Growback Programs, please indicate whole percentage allocations in the Target Subaccount column and complete program instructions below.

_________________________________                                    ______________________________________________________________

INITIAL $___________________                                          INTEREST        __Take the interest earned from any of the
Make check payable to Allstate Life                                   AVERAGING*       __Fixed Acounts* (1,3,5,7, or 10)
 Insurance Company.                                                   and invest it, on a monthly basis, in the
                                                                      subaccounts selected in the Target Subaccount column.

Investment choices are grouped by asset class.
PUTNAM VARIABLE TRUST:
                                INITIAL
                                PAYMENT          TARGET
INCOME                          ALLOCATION S     UBACCOUNT  _______________________________________________________________
 Putnam American                                            GROWBACK* Allocate a portion of my initial payment to the _____
Government Income               _____%           _____%     ( 3,5,7, or 10 ) Year Fixed Account* so that over the guaranteed period
 Putnam Diversified Income      _____%           _____%     the amount will have grown to an amount equal to the initial payment
 Putnam High Yield              _____%           _____%     assuming no withdrawals or transfers. The remaining balance will be
 Putnam Income                  _____%           _____%     applied in the Target Subaccount column.
 Putnam Money Market            _____%           _____%
VALUE
 Putnam Fund for Growth                                     _________________________________________________________________
and Income                      _____%           _____%     AUTOMATIC REBALANCING
 Putnam Internat'l                                          Transfer frequency: __Income and Inflation Protection-- 40% Income,
Growth and Income               _____%           _____%     Quarterly (default)    25% Diversified Income, 15% Global Growth,
 Putnam New Value               _____%           _____%         10% High Yield, 10% Growth & Income
 Putnam Small Cap Value         _____%           _____%      __Conservative Growth-- 50% Income, 15%
 The George Putnam                                              International Growth, 15% Research, 10%
Fund of Boston                  _____%           _____%         Investors, 10% Growth & Income
BLEND                                                        __Growth-- 25% American Government,
 Putnam Capital                                                 25% International Growth, 20% Research,
Appreciation                    _____%           _____%         15% New Value, 15% New Opportunities
 Putnam Global                                               __Maximum Growth-- 30% International New
Asset Allocation                _____%           _____%         Opportunities, 25% Voyager, 25% Growth &
 Putnam Global Growth           _____%           _____%         Income, 10% OTC & Emerging Growth, 10%
 Putnam International                                           Small Cap Value
Growth                          _____%           _____%      __Custom model (Investment choice
 Putnam  Investors              _____%           _____%         and whole percentage allocations):
 Putnam Research                _____%           _____%      ____________________________________________
 Putnam Utilities                                            ____________________________________________
Growth and Income               _____%           ____
GROWTH
 Putnam Growth
Opportunities                   _____%           _____%
 Putnam Health
Sciences                        _____%           _____%  * May not be available in all states or products. The 3.5,7, and 10-Year
 Putnam Internat'l                                         Accounts are MVA accounts in all states except GA, MD, OR, TX, and WA.
New Opportunities               _____%           _____%    See contract or prospectus for more details.
 Putnam New                                              **All assets must be transferred into the variable subaccounts by the end
Opportunities                   _____%           _____%    of the selected DCA Program period. If you wish to dollar cost average
 Putnam OTC                                                from the other Fixed Account options or variable subaccounts, please see
& Emerging Growth               _____%           _____%    the form in the back of the booklet.
 Putnam Vista                   _____%           _____%    The programs above may be terminated or modified at any time by the
 Putnam Voyager                 _____%           _____%    insurer(except in OR and WA) or me by providing written notice to the
 Putnam Voyager II              _____%           _____%    other party or, if investment option balances are inadequate, by
 ----------------               -----%           -----%    executing the requested transfer. In the unlikely event that another
FIXED ACCOUNTS*                                            financial transaction request is received on the transfer date, the
 6-Month DCA Account**          _____%                     insurer may delay processing the scheduled transfer if enrolling in the
 12-Month DCA Account**         _____%                     Systematic Withdrawal Plan.
 ----------------               -----%
 1-Year Account                 _____%
 3-Year Account                 _____%
 5-Year Account                 _____%
 7-Year Account                 _____%
 10-Year Account                _____%
                                Total 100%


                                                               PAGE 2 OF 4

___________________________________________________________________________________________________________________________________

OPTIONAL PROGRAMS
May not be available in all states or in all  products.  Additional  charges may apply; see the prospectus for details.
_________________________________________________________________________________________
 RETIREMENT                     Only available for owners and annuitants age 0-75.
INCOME                          Retirement Income Guarantee (Rider 1): Annual Increase
GUARANTEE                       OR
                                Retirement Income Guarantee (Rider 2): Greater of Annual
                                        Increase or Maximum Anniversary Value


________________________________________________________________________________________________
 DEATH                          Options available for owners and annuitants age 79 or younger
BENEFIT                                        (you must select one):
                                __Maximum Anniversary Value
                                __Return of Premium (M&E reduction of 0.15%)

                                Additional options (you may select one, both, or none of the following):
                                __Enhanced Death Benefit (Annual Increase)
                                __Earnings Protection Death Benefit

_________________________________________________________________________________________________
 SPECIAL                        (Attach separate page if necessary.)
REMARKS                         ___________________________________________________________
Insurance home                  ___________________________________________________________
office endorsements             ___________________________________________________________
are not applicable              ___________________________________________________________
in Pennsylvania.

_________________________________________________________________________________________________
OWNER(S')                       The following states require the applicant to acknowledge the information below
ACKNOWLEDGEMENTS                that pertains to his or her specific state. Check the appropriate box for your resident state, sign and date the bottom of Section 13.

__ ARKANSAS  __KENTUCKY  __MAINE  __NEW MEXICO  __OHIO  __PENNSYLVANIA
Any person who knowingly and with intent to defraud any insurance company or other person and who files an application for insurance or statement of claim containing any materially false information, or conceals, for the purpose of misleading, information concerning any false materials, thereto commits a fraudulent insurance act, which is a crime and subjects such person to criminal and civil penalties.

__ ARIZONA Upon your written request we will provide you within a reasonable period of time, reasonable, factual information regarding the benefits and provisions of the annuity contract for which you are applying. If for any reason you are not satisfied with the contract, you may return the contract within twenty days after you receive it. If the contract you are applying for is a variable annuity, you will receive an amount equal to the sum of (i) the difference between the premiums paid and the amounts allocated to any account under the contract and (ii) the Contract Value on the date the returned contract is received by our company or our agent.

__ COLORADO It is unlawful to knowingly provide false, incomplete, misleading facts or information to an insurance company for the purpose of defrauding or attempting to defraud the company. Penalties may include imprisonment, fines, denial of insurance, and civil damages. Any insurance company or agent of an insurance company who knowingly provides false, incomplete, or misleading facts or information to a policyholder or claimant for the purpose of defrauding or attempting to defraud the policyholder or claimant with regard to a settlement or award payable from insurance proceeds shall be reported to the Colorado Division of Insurance within the Department of Regulatory Services.

__ DISTRICT OF COLUMBIA WARNING: It is a crime to provide false or misleading information to an insurer for the purpose of defrauding the insurer or any other person. Penalties include imprisonment and/or fines. In addition, an insurer may deny insurance benefits if false information materially related to a claim was provided by the applicant.

__ FLORIDA __ GEORGIA Any person who knowingly and with intent to injure, defraud, or deceive any insurer, files a statement of claim or an application containing any false, incomplete, or misleading information is guilty of a felony of the third degree.

__ LOUISIANA __ OREGON Any person who knowingly presents a false or fraudulent claim for payment of a loss or benefit or knowingly presents false information in an application for insurance is guilty of a crime and may be subject to fines and confinement in prison.

__ NEW JERSEY Any person who includes any false or misleading information on an application for an insurance policy is subject to criminal and civil penalties.
                                                                PAGE 3 OF 4
__________________________________________________________________________________________________________________________________
  Annuities are NOT federally insured
by the FDIC, the Federal Reserve Board or any other agency, federal or state.
Annuities are not obligations of any bank. The financial institution does not guarantee performance by the insurer issuing the annuity. Variable annuities involve investment risk, including potential loss of principal. Any benefits, values or payments based on performance of the segregated accounts may vary
(increase or decrease) and are NOT guaranteed by our company, or any other insurance company, and are not guaranteed by the U.S. government or any state government. The owner bears all risk for amounts allocated to the variable portfolios. Variable annuities are not protected by the Securities Investor
Protection Corporation (SIPC) as to the loss of the principal amount invested.
__________________________________________________________________________________________
Do you have any existing annuity or life insurance contracts?             __Yes __No
Will the annuity applied for replace one or more existing annuity or life
insurance contracts?                                                      __Yes __No (If yes, explain in Special Remarks,
                                                                                                                Section 11.)
Have you purchased another annuity during the current calendar year?      __Yes __No
Do you or any joint owner currently own an annuity issued by the insurer? __Yes __No


__I WOULD LIKE TO RECEIVE A STATEMENT OF ADDITIONAL INFORMATION (SAI).

I / WE HAVE READ THE DISCLOSURE STATEMENT ABOVE.

I/WE UNDERSTAND THAT ANNUITY PAYMENTS OR SURRENDER VALUES, WHEN BASED UPON THE INVESTMENT EXPERIENCE OF A SEPARATE ACCOUNT, ARE VARIABLE AND NOT GUARANTEED AS TO A FIXED DOLLAR AMOUNT.

I UNDERSTAND THAT  WITHDRAWALS  MADE PRIOR TO THE END OF A GUARANTEE  PERIOD FOR
THE MVA FIXED  ACCOUNT MAY BE SUBJECT TO A MARKET VALUE  ADJUSTMENT  (MVA) WHICH
MAY BE POSITIVE OR NEGATIVE.
___________________________________________________________________________________________
UNDER PENALTIES OF PERJURY, I CERTIFY THAT:

1. THE NUMBER SHOWN ON THIS FORM IS MY CORRECT TAXPAYER IDENTIFICATION NUMBER (OR I AM WAITING FOR A NUMBER TO BE ISSUED TO ME), AND

2. I AM NOT SUBJECT TO BACKUP WITHHOLDING BECAUSE: (A) I AM EXEMPT FROM BACKUP WITHHOLDING, OR (B) I HAVE NOT BEEN NOTIFIED BY THE INTERNAL REVENUE SERVICE
(IRS) THAT I AM SUBJECT TO BACKUP WITHHOLDING AS A RESULT OF A FAILURE TO REPORT ALL INTEREST OR DIVIDENDS, OR (C) THE IRS HAS NOTIFIED ME THAT I AM NO LONGER SUBJECT TO BACKUP WITHHOLDING, AND

3. I AM A U.S. PERSON (INCLUDING U.S. RESIDENT ALIEN).
_________________________________________________________________________________________
A copy of this application signed by the Agent will be the receipt for the first purchase  payment.  If the insurer declines this  application,  the insurer will have no liability except to return the first purchase payment.

I have read the above statements and represent that they are complete and true to the best of my knowledge and belief. I acknowledge receipt of a variable annuity and fund prospectus. By accepting the annuity issued, I agree to any additions or corrections to this application.

THE INTERNAL REVENUE SERVICE DOES NOT REQUIRE
YOUR CONSENT TO ANY PROVISIONS OF THIS DOCUMENT OTHER THAN THE CERTIFICATION REQUIRED TO AVOID BACKUP WITHHOLDING.

__________________________________________________________________________________
Owner's Signature                               Joint Owner's Signature

___________________________________________________________________________________
Signed at: City, State                          Date

To the best of your knowledge, as Agent, does the owner have an existing annuity
or life insurance contract?                             __Yes             __No


Do you, as Agent, have reason to believe the product applied for will replace existing
annuities or insurance?                                 __Yes             __No

____________________________________________________________________________________
Licensed Agent Signature             Print name                      Broker/Dealer

____________________________________________________________________________________
Social Security Number (required)    Address

____________________________________________________________________________________
Licensed I.D. #                      E-mail address                  Telephone



Note to agent: Please make sure client name and social security number appear on all client checks.

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